UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2008
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	000-27377 (Commission File Number)	66-0573197 (IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico (Address of principal executive offices)	00680 (Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in a Form 8-K filed with the Securities and Exchange Commission on August 13, 2008, W Holding Company, Inc. (the “Company”) and Mr. Jose Armando Ramirez mutually and amicably agreed to conclude their existing contractual relationship in accordance with the provisions of Mr. Ramirez’s employment agreement as of August 8, 2008. Mr. Ramirez was retained as Chief Financial Officer and Chief Operating Officer of the Company in August 2007.
In connection with Mr. Ramirez’s departure from the Company, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Ramirez on November 26, 2008, effective as of August 8, 2008. The Separation Agreement sets forth the terms of Mr. Ramirez’s departure.
Under the Separation Agreement, Mr. Ramirez will receive, among other things, a lump sum payment in the amount of $500,000.00, sixty (60) day’s salary in the amount of $82,692.30 and relocation and other related expenses not to exceed $150,000.00 in aggregate amount. The Separation Agreement provides for the immediate cancellation of Mr. Ramirez’s unexercised stock options. As a condition of receiving the benefits provided by the Separation Agreement, Mr. Ramirez entered into a mutual release agreement with the Company and he is subject to certain restrictive covenants and agreements, including with respect to confidentiality and his ability to compete with, or solicit employees of, the Company. This description of the Separation Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release between W Holding Company, Inc. and Mr. Jose Armando Ramirez dated November 26, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC.
(Registrant)

/s/ Freddy Maldonado

Name: Freddy Maldonado Title: Chief Financial Officer
Date: December 2, 2008